Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*
Eli Doron, Adv. & Notary
Ronen Kantor, Adv.
Amit Gross, Adv. & Notary
Giora Gutman, Adv.
Rami Arie, Adv. (CPA)
Rachel (Goren) Cavallero, Adv.
Gil Mor, Adv. & Notary**
Sharon Fishman, Adv. & Notary
Efrat Hamami, Adv.
Tamir Kalderon, Adv.
Asaf Gershgoren, Adv. & economist
Efi Ohana, Adv. & economist
Asaf Hofman, Adv. & economist
Moti Philip, Adv.
Shai Glikman, Adv.
Rotem Nissim, Adv.
Hadas Garoosi, Adv.
Shmulik Cohen, Adv.
Izhak Lax, Adv.
Amit Moshe Cohen, Adv.
Shimon Gros, Adv. & Notary
Shahar Noah, Adv. (Tax advisor)
Igal Rosenberg, Adv.
Ori Perel, Adv.
Shai Pnini, Adv.
Sandrine Dray, Adv. Mediator & Notary***
Nahi Hamud, Adv.
Yair Messalem, Adv.
Maayan Peled, Adv.
Liav Menachem, Adv. Notary & Mediator
Israel Asraf, Adv. & Notary
Gali Ganoni, Adv.
Odelia Cohen-Schondorf, Adv.
Yana Shapiro Orbach, Adv.
Roy Galis, Adv.
Oren Geni, Adv.
Moran Ovadia, Adv.
Sonny Knaz, Adv.
Bat-El Ovadia, Adv.
Aharon Eitan, Adv.
Rania Elime, Adv.
Haim Pesenzon, Adv.
Shaike Rakovsky, Adv.
Ronit Rabinovich, Adv.
Iris Borcom, Adv.
Omri Alter, Adv.
Shira Ben dov levi, Adv.
Inbal Naim, Adv.
Yonatan Gamarnik, Adv.
Ben Mugraby, Adv.
Shirli Shlezinger, Adv.
Michael Misul, Adv.
Jacob Bayarsky, Adv. & economist
Matan Hemo, Adv.
Tamir Shenhav, Adv.
Adi Ben yair- Yosef, Adv
Moshe Zoaretz, Adv.
Nina Aharonov, Adv.
Rozit kabudi Doron, Adv.
Doron Pesso, Adv.
Adi Barnes-Ovdat, Adv.
Omri Yacov, Adv.
Noy Keren, Adv.
Liat Ingber, Adv.
Lipaz Elimelch-Karni, Adv.
Eli Hirsch, Adv.
Maayan Gadalov,Adv.
Dov Alter, Adv.
Monica kevorkian karawani, Adv.
Shahaf Zuker, Adv.
Alexey Kvaktoun, Adv.
Elinor Yaakobi, Adv.
Dor Elkrif; Adv.
Netanel Rozenberg, Adv.
Gil Friedman, Adv.
Hadar Raz, Adv.
Ilia Parkhomyuk, Adv.
Dana Hofman, Adv.
shirly Lipovetsky, Adv.
Yamit Halperin, Adv.
Moran Alezra, Adv.
Elinor Palma, Adv.
Lidor Amar, Adv.
Tali Kadosh, Adv.
Rami Zoabi, Adv.
Michelle Zohar-Peer, Adv.
Barak Harari, Adv.
Ayala Meidan-Greenshpan, Adv.
Coral Opal, Adv.
Eden Eliad, Adv.

Eli Kulas. Adv. Notary & Mediator – Of Counsel
Eli Chenchinski, Adv. - Of Counsel
Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Of Counsel
Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel
****
Giora Amir (1928-2020)

* Member of the New York State Bar
** Member of the Law Society in
England & Wales
*** Accredited by the consulate of France
**** Honorary Consul Of The Republic
Of Poland (ret.)

April 15, 2025

Can-fite BioPharma Ltd.

26 Ben Gurion Street
Israel 5257346

Dear Sir and Madam:

We have acted as Israeli counsel to Can-Fite BioPharma Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the Securities Purchase Agreement, dated April 14, 2025 (the “Agreement”, which definition includes all listed exhibits and schedules thereto) entered into by and between the Company, and those certain investors signatory thereto, which provides for, among other things, the issuance and sale of 750,000,000 ordinary shares, no par value (the “Ordinary Shares” and, such number of Ordinary Shares underlying the Offering ADSs, the “Offering Shares”) represented by 2,500,000 American Depositary Shares (“ADSs” and such number of ADSs to be issued and sold, the “Offering ADSs”). The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-274316) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated September 12, 2023 and the prospectus supplement dated April 14, 2025, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement”).

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, (i) all action on the part of the Company, its directors and its shareholders necessary for the due authorization and valid issuance, sale and delivery of the Offering ADSs and Offering Shares has been duly taken, and (ii) when issued and sold against payment therefor in accordance with the Agreement, Registration Statement and Prospectus Supplement, the Offering Shares will be legally issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

Central: B.S.R. Tower 4, 33th Floor,	Haifa & Northern: 7 Palyam Blvd. Haifa,	mail@dtkgg.com
7 metsada St. Bnei Brak, 5126112	(Phoenix House) 7th Floor, 3309510	www.dtkgg.com
Tel. 972-3-6109100 | Fax +972-3-6127449	Tel. +972-4-8147500 | Fax 972-4-8555976
Tel. 972-3-6133371 | Fax +972-3-6133372	Banking & Collection, 6th Floor
Tel. 972-3-7940700 | Fax +972-3-7467470	Tel. 972-4-8353700 | Fax 972-4-8702477
Tel. 972-3-6114455 | Fax +972-3-6131170
Austria: Wildpretmarkt 2-4 | Mezzanin,	Romania: 7 Franklin, 1st District, Bucharest
A-1010, Vienna	Cyprus: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be filed with the Commission on April 15, 2025, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission

Sincerely,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co

Advocates & Notaries